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                                                                   EXHIBIT 10.53


Portions of this Exhibit marked with an * have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

================================================================================
                    FIRST AMENDMENT TO PRIME VENDOR AGREEMENT
================================================================================



         THIS FIRST AMENDMENT TO PRIME VENDOR AGREEMENT ("FIRST AMENDMENT") is dated as of January 1, 2000, by and between Cardinal Health* ("CARDINAL") and Coram Healthcare Corporation** ("CUSTOMER").


                                    RECITALS

A. On October 1, 1998, the parties executed a certain Prime Vendor Agreement pursuant to which Cardinal agreed to supply to Customer, and Customer agreed to purchase from Cardinal, its primary requirements of pharmaceuticals (the "ORIGINAL AGREEMENT").

B. On October 14, 1999, the parties executed a Letter Agreement (the "LETTER AGREEMENT") pursuant to which the parties agreed to amend certain provisions of the Original Agreement.

C. The parties desire to amend the Original Agreement and the Letter Agreement with respect to the term, early termination, pricing, payment terms, and provision of consulting services.

         NOW THEREFORE, in consideration of the foregoing recitals, the parties hereby agree as follows:

1. Term. Section 12 of the Original Agreement is hereby amended to add after the first sentence thereof the following: "The renewal term of this Agreement (the "RENEWAL TERM") will be for a period of five (5) years commencing January 1, 2000."

2. Purchase Price. Section 3 of the Original Agreement is hereby amended as follows:

     a. Cardinal agrees to return, within three business days following the date of execution of this First Amendment, to Coram * of the Prepay Deposit currently held by Cardinal under the Original and Letter Agreements.

     b. In the second paragraph of Section 3, the first sentence is hereby deleted in its entirety and replaced with the following:

                  The term "Prepay Deposit" means an amount paid by Coram to Cardinal which is intended to equal Coram's average purchases over a * day period and in which Coram hereby grants to Cardinal a security interest. From time to time during the term of this Agreement, Coram and Cardinal will review Coram's purchases for purposes of determining Coram's average purchases and promptly thereafter the parties will make appropriate adjustments (e.g. either a payment to Cardinal to increase the Prepay Deposit or a payment or credit to Coram to decrease the Prepay Deposit) to ensure that the Prepay Deposit is equal to Coram's then-average purchases over a * day period.



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     c.   In the third paragraph of Section 3, the third sentence is hereby deleted and replaced it in its entirety with the following:

                  In order to qualify for pricing and any COGS Adjustments as articulated in the Original Agreement or this First Amendment, each Coram facility must purchase its Primary Requirements from Cardinal, and Coram must purchase a minimum of * of its total purchases hereunder through CardinalSOURCE(TM) Programs or other contracts provided by Cardinal or its subsidiaries where the vendor net pricing is less than current Coram pricing, meets Coram's formulary requirements, and has a minimum of three (3) months' firm pricing.

3. Payment Terms. Section 4 of the Original Agreement is hereby amended to delete the first paragraph thereof and replace it with the following:

                                       *

4. Cost of Goods. Exhibit A to the Original Agreement ("Original Exhibit A") is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5. Consulting Services. In Section A of Exhibit B to the Original Agreement, the following is added is new Section A.2.f.:

                  f. Consultative resources, as available, will be provided from Cardinal staff members, upon reasonable request of Coram to assist Coram in evaluating, bidding, awarding and enforcing the utilization of Coram's own contracts.

6. Quarterly Reviews and Sales Calls. The following is added to Section F of Exhibit B of the Original Agreement: Cardinal and Coram agree to meet at least quarterly to discuss business issues relevant to the relationship between the parties, including without limitation, purchasing issues, payment history, invoice reconciliation and service levels. Cardinal agrees to cause a Cardinal sales representative to visit each Coram facility at least quarterly to review such issues.

7. Miscellaneous. Capitalized terms not defined herein will have the same meaning ascribed to them in the Original Agreement or the Letter Agreement, it being the intent of the parties that the Original Agreement, the Letter Agreement and this First Amendment will be applied and construed as a single instrument. Except as amended or modified hereby, all terms and conditions of the Original Agreement and the Letter Agreement remain in full force and effect. The Original Agreement, as modified by the Letter Agreement and this First Amendment, constitutes the entire agreement between Cardinal and Customer regarding the subject matter of this First Amendment and supersedes all prior or contemporaneous writings and understandings between the parties regarding the same. This First Amendment will be binding upon the parties, their heirs, legal representatives, successors and assigns. The terms and provisions of this First Amendment are severable.

If any term or provision of this First Amendment is determined to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms and provisions of this First Amendment



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and the Original Agreement will remain in full force and effect. This First
Amendment may only be amended in a writing signed by both Cardinal and Customer. The Original Agreement, as modified by the Letter Agreement and this First Amendment, may be assigned by either party only with the prior written consent of the other, which shall not be unreasonably withheld [provided, however, that Cardinal may assign its rights and obligations hereunder and thereunder to any affiliate of Cardinal.]

         IN WITNESS WHEREOF, the parties have executed this First Amendment on the date set forth above.


                                             CARDINAL DISTRIBUTION*


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                             Date:
                                                  ------------------------------


*The term "CARDINAL DISTRIBUTION" or "CARDINAL" will include those entities set forth in the Original Agreement.



                                             CORAM HEALTHCARE CORPORATION**


                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

                                             Date:
                                                  ------------------------------


**The term "CORAM HEALTHCARE CORPORATION" or "CUSTOMER" will include those entities set forth in the Original Agreement.



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                                                                       EXHIBIT A


                                 Pricing Matrix

                                       *


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